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                                                                     EXHIBIT 3.5


                            CERTIFICATE OF FORMATION

                                       OF

                   STEWART & STEVENSON PETROLEUM SERVICES LLC

     This Certificate of Formation of Stewart & Stevenson Petroleum Services LLC (the "LLC"), dated January 16, 2006, is being duly executed and filed to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101. et seq.).

     FIRST. The name of the limited liability company formed hereby is Stewart & Stevenson Petroleum Services LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, New Castle County, Delaware 19808.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, New Castle County, Delaware 19808.

     FOURTH. The formation will become effective at 5 PM Eastern Standard Time, on January 18, 2006, in accordance with the provisions of Section 18-201 of the Delaware Limited Liability Company Act.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        By:    /s/ John B. Simmons
                                               ---------------------------------
                                        Name:  John B. Simmons
                                        Title: Vice President & Tresurer